Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $29.0 Million

for the Second Quarter of 2025

Second Quarter 2025 Highlights

•	Net income of $29.0 million, or $1.71 per diluted share
•	Adjusted net income[1] of $29.4 million, or $1.73 per diluted share
•	NIM TEY[1] expanded four basis points to 3.46%
•	Adjusted ROAA[1] of 1.29% annualized
•	Capital markets revenue growth of 51% on a linked-quarter basis
•	Nonperforming assets declined $5.5 million, or 11%
•	Tangible book value per share[1] grew $1.64, or 13% annualized
•	TCE/TA ratio[1] improved 22 basis points to 9.92%

Moline, IL, July 23, 2025 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $29.0 million and diluted earnings per share (“EPS”) of $1.71 for the second quarter of 2025, compared to net income of $25.8 million and diluted EPS of $1.52 for the first quarter of 2025.

Adjusted net income1 and adjusted diluted EPS1 for the second quarter of 2025 were $29.4 million and $1.73, respectively, for the first quarter of 2025 compared to $26.0 million and $1.53, respectively, for the first quarter of 2025 and $29.3 million, and $1.73 respectively for the second quarter of 2024.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2025	2025	2024
Net Income	$29.0	$25.8	$29.1
Diluted EPS	$1.71	$1.52	$1.72
Adjusted Net Income[1]	$29.4	$26.0	$29.3
Adjusted Diluted EPS[1]	$1.73	$1.53	$1.73

“We delivered strong second quarter results highlighted by a significant increase in net interest income from the previous quarter, driven by both net interest margin expansion and strong loan growth, as well as improved capital markets revenue, and disciplined noninterest expense management,” said Todd Gipple, President and Chief Executive Officer. “These robust results led to continued capital accretion and a substantial increase in tangible book value per share1.”

Significant Net Interest Income Growth as Margin Expansion Continues

Net interest income for the second quarter of 2025 totaled $62.1 million, an increase of $2.1 million, or 14% annualized, from the first quarter of 2025, driven by strong earning asset growth, expanded yield on loans and investments, and lower cost of funds. Net interest margin (“NIM”) was 2.97% and NIM on a tax-equivalent yield (“TEY”) basis1 was 3.46% for the second quarter, as compared to 2.95% and 3.42% for the prior quarter, respectively.

“Our NIM TEY1 increased four basis points from the first quarter of 2025, which was at the top of our guidance range,” said Nick Anderson, Chief Financial Officer. “Looking ahead, we anticipate continued margin expansion and are guiding to an increase in third quarter NIM TEY1 in a range from static to an increase of four basis points, assuming no Federal Reserve rate cuts,” added Mr. Anderson.

Improving Noninterest Income Driven by Capital Markets Revenue

Noninterest income for the second quarter of 2025 was $22.1 million, up from $16.9 million in the first quarter of 2025. The Company generated $9.9 million of capital markets revenue in the second quarter of 2025 compared to $6.5 million in the prior quarter. Wealth management revenue totaled $4.6 million, representing a slight decline from the first quarter of 2025. However, it increased $332 thousand or 8% compared to the second quarter of 2024 and rose 23% year-to-date on an annualized basis compared to the same period in 2024.

“During the second quarter of 2025 we saw improved low-income housing tax credit (“LIHTC”) lending activity compared to the first quarter as clients adjusted to the current environment. This increased activity drove 51% growth in our capital markets revenue. The sustained, long-term demand for affordable housing continues to support our LIHTC lending and related capital markets revenue. Our pipeline continues to improve as clients adapt to the evolving market conditions,” said Mr. Gipple.

“Given the strengthened pipeline, we are reaffirming our guidance for Capital Markets revenue to be in a range of $50 to $60 million for the next four quarters.  In addition, we are also providing guidance over a shorter horizon and expect capital markets revenue for the third quarter to be fully back to a more normalized level and in a range of $13 to $16 million for the quarter,” added Mr. Gipple.

Disciplined Noninterest Expense Management

Noninterest expense for the second quarter of 2025 totaled $49.6 million compared to $46.5 million for the first quarter of 2025 and $49.9 million for the second quarter of 2024. The $3.1 million linked-quarter increase was primarily due to higher capital markets revenue and strong loan growth resulting in an improved return on average assets which drove higher variable compensation. Professional and data processing expenses also increased and were related to the Company’s digital transformation.

“While expenses increased compared to the first quarter, we held noninterest expense under the low end of our guidance range of $50 to $53 million, highlighting our expense flexibility,” said Mr. Anderson. “Noninterest expense remains well managed, down 9% year to date on an annualized basis compared to the same period in 2024. The Company’s efficiency ratio1 was 58.9% in the second quarter. For the third quarter of 2025, we expect noninterest expense to be in the range of $52 to $55, million which includes certain costs associated with our digital transformation and assumes both capital markets revenue and loan growth are within our guidance range,” added Mr. Anderson.

Strong Loan Growth

In the second quarter of 2025, the Company’s total loans and leases held for investment grew by $102.6 million, to $6.9 billion. “Loan growth was 8% annualized when adding back the impact from the planned runoff of m2 Equipment Finance loans and leases. Second quarter loan growth was driven by both our LIHTC and traditional lending businesses. Our pipeline is strong, and we anticipate loan demand to increase as clients continue to adapt to current market conditions.” stated Mr. Gipple. “We continue to be optimistic about solid loan growth for the remainder of the year and are guiding to gross loan growth in a range of 8% to 10% in the second half of the year,” added Mr. Gipple.

Maintaining Core Deposit Strength

Following the robust deposit growth of $276.2 million, or 16% annualized, in the first quarter of 2025, the majority of those balances were retained throughout the second quarter. Total deposits declined slightly by $19.0 million, or 1% annualized from the first quarter, while average deposit balances increased $72.0 million. Year-to-date, core deposits have increased by $311 million, or 9% annualized.

2

Asset Quality Remains Excellent

The nonperforming assets (“NPAs”) to total assets ratio was 0.46% as of June 30, 2025, down seven basis points from the prior quarter. NPAs totaled $42.7 million at the end of the second quarter of 2025, a $5.5 million, or 11% decrease from the prior quarter.

Total criticized loans increased by $9.3 million on a linked-quarter basis. The ratio of criticized loans to total loans and leases as of June 30, 2025, increased to 2.16% as compared to 2.06% as of March 31, 2025. Despite the 10 basis point increase, the criticized loan ratio remains well below the Company’s long-term historical average.

The Company recorded a total provision for credit losses of $4.0 million during the quarter, which was down slightly from $4.2 million in the prior quarter. Net charge-offs were $6.3 million during the second quarter of 2025, an increase of $2.1 million from the prior quarter primarily due to the charge-off of loans that had previously been fully reserved. The allowance for credit losses to total loans held for investment was 1.28% for the second quarter.

Strong Tangible Book Value and Regulatory Capital Growth

The Company’s tangible book value per share1 increased by $1.64, or 13% annualized, during the second quarter of 2025 due to the combination of strong earnings and a modest dividend.

As of June 30, 2025, the Company’s tangible common equity to tangible assets ratio (“TCE”)1 increased 22 basis points to 9.92%. The improvement in TCE1 was driven by strong earnings during the quarter. The total risk-based capital ratio increased to 14.26% and the common equity tier 1 ratio increased to 10.43% due to solid earnings growth during the quarter. By comparison, these ratios were 9.70%, 14.18%, and 10.27%, respectively, as of March 31, 2025. The Company remains focused on growing its regulatory capital.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 24, 2025, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through July 31, 2025. The replay access information is 877-344-7529 (international 412-317-0088); access code 8414968. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, and Illinois. As of June 30, 2025, the Company had $9.2 billion in assets, $6.9 billion in loans and $7.3 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Endnotes

1Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

3

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures, the threat or implementation of tariffs, trade wars and changes to immigration policy; (ii) changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies (including those concerning the Company’s general business); (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions, fintech companies, and digital asset service providers and the inability to attract new customers; (vii) rapid technological changes implemented by us and our third-party vendors, including the development and implementation of tools incorporating artificial intelligence; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) changes in the interest rates and repayment rates of the Company’s assets; (xxiii) the effectiveness of the Company’s risk management framework, and (xxiv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Nick W. Anderson

Chief Financial Officer

(309) 743-7707

nanderson@qcrh.com

4

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$104,769	$98,994	$91,732	$103,840	$92,173
Federal funds sold and interest-bearing deposits	145,704	225,716	170,592	159,159	102,262
Securities, net of allowance for credit losses	1,263,452	1,220,717	1,200,435	1,146,046	1,033,199
Loans receivable held for sale (1)	1,162	2,025	2,143	167,047	246,124
Loans/leases receivable held for investment	6,923,762	6,821,142	6,782,261	6,661,755	6,608,262
Allowance for credit losses	(88,732)	(90,354)	(89,841)	(86,321)	(87,706)
Intangibles	9,738	10,400	11,061	11,751	12,441
Goodwill	138,595	138,595	138,595	138,596	139,027
Derivatives	184,982	180,997	186,781	261,913	194,354
Other assets	558,899	544,547	532,271	524,779	531,855
Total assets	$9,242,331	$9,152,779	$9,026,030	$9,088,565	$8,871,991

Total deposits	$7,318,353	$7,337,390	$7,061,187	$6,984,633	$6,764,667
Total borrowings	509,359	429,921	569,532	660,344	768,671
Derivatives	209,505	206,925	214,823	285,769	221,798
Other liabilities	154,560	155,796	183,101	181,199	180,536
Total stockholders' equity	1,050,554	1,022,747	997,387	976,620	936,319
Total liabilities and stockholders' equity	$9,242,331	$9,152,779	$9,026,030	$9,088,565	$8,871,991

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$380,029	$388,479	$387,991	$387,409	$362,115
Commercial and industrial - other	1,180,859	1,231,198	1,295,961	1,321,053	1,370,561
Commercial and industrial - other - LIHTC	194,830	212,921	218,971	89,028	92,637
Total commercial and industrial	1,755,718	1,832,598	1,902,923	1,797,490	1,825,313
Commercial real estate, owner occupied	593,675	599,488	605,993	622,072	633,596
Commercial real estate, non-owner occupied	1,036,049	1,040,281	1,077,852	1,103,694	1,082,457
Construction and land development	454,022	403,001	395,557	342,335	331,454
Construction and land development - LIHTC	1,075,000	1,016,207	917,986	913,841	750,894
Multi-family	301,432	289,782	303,662	324,090	329,239
Multi-family - LIHTC	950,331	888,517	828,448	973,682	1,148,244
Direct financing leases	12,880	14,773	17,076	19,241	25,808
1-4 family real estate	592,253	592,127	588,179	587,512	583,542
Consumer	153,564	146,393	146,728	144,845	143,839
Total loans/leases	$6,924,924	$6,823,167	$6,784,404	$6,828,802	$6,854,386
Less allowance for credit losses	88,732	90,354	89,841	86,321	87,706
Net loans/leases	$6,836,192	$6,732,813	$6,694,563	$6,742,481	$6,766,680

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$14,267	$17,487	$20,591	$18,621	$20,101
Municipal securities	1,033,642	1,003,985	971,567	965,810	885,046
Residential mortgage-backed and related securities	58,864	43,194	50,042	53,488	54,708
Asset backed securities	6,684	7,764	9,224	10,455	12,721
Other securities	67,358	66,105	65,745	39,190	38,464
Trading securities (3)	82,900	82,445	83,529	58,685	22,362
Total securities	$1,263,715	$1,220,980	$1,200,698	$1,146,249	$1,033,402
Less allowance for credit losses	263	263	263	203	203
Net securities	$1,263,452	$1,220,717	$1,200,435	$1,146,046	$1,033,199

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$952,032	$963,851	$921,160	$969,348	$956,445
Interest-bearing demand deposits	5,087,783	5,119,601	4,828,216	4,715,087	4,644,918
Time deposits	974,341	951,606	953,496	942,847	859,593
Brokered deposits	304,197	302,332	358,315	357,351	303,711
Total deposits	$7,318,353	$7,337,390	$7,061,187	$6,984,633	$6,764,667

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$145,383	$145,383	$145,383	$145,383	$135,000
Overnight FHLB advances	80,000	-	140,000	230,000	350,000
Other short-term borrowings	1,350	2,050	1,800	2,750	1,600
Subordinated notes	233,701	233,595	233,489	233,383	233,276
Junior subordinated debentures	48,925	48,893	48,860	48,828	48,795
Total borrowings	$509,359	$429,921	$569,532	$660,344	$768,671

(1)	Loans with a fair value of $0 million, $0 million, $0 million, $165.9 million and $243.2 million have been identified for securitization and are included in LHFS at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.3 billion at June 30, 2025.
(3)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

5

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$120,247	$116,673	$121,642	$125,420	$119,746
Interest expense	58,165	56,687	60,438	65,698	63,583
Net interest income	62,082	59,986	61,204	59,722	56,163
Provision for credit losses	4,043	4,234	5,149	3,484	5,496
Net interest income after provision for credit losses	$58,039	$55,752	$56,055	$56,238	$50,667

Trust fees (1)	$3,395	$3,686	$3,456	$3,270	$3,103
Investment advisory and management fees (1)	1,254	1,254	1,320	1,229	1,214
Deposit service fees	2,187	2,183	2,228	2,294	1,986
Gains on sales of residential real estate loans, net	556	297	734	385	540
Gains on sales of government guaranteed portions of loans, net	40	61	49	-	12
Capital markets revenue	9,869	6,516	20,552	16,290	17,758
Earnings on bank-owned life insurance	998	524	797	814	2,964
Debit card fees	1,648	1,488	1,555	1,575	1,571
Correspondent banking fees	699	614	560	507	510
Loan related fee income	1,096	898	950	949	962
Fair value gain (loss) on derivatives and trading securities	230	(1,007)	(1,781)	(886)	51
Other	143	378	205	730	218
Total noninterest income	$22,115	$16,892	$30,625	$27,157	$30,889

Salaries and employee benefits	$28,474	$27,364	$33,610	$31,637	$31,079
Occupancy and equipment expense	6,837	6,455	6,354	6,168	6,377
Professional and data processing fees	6,089	5,144	5,480	4,457	4,823
Restructuring expense	-	-	-	1,954	-
FDIC insurance, other insurance and regulatory fees	1,960	1,970	1,934	1,711	1,854
Loan/lease expense	407	381	513	587	151
Net cost of (income from) and gains/losses on operations of other real estate	50	(9)	23	(42)	28
Advertising and marketing	1,746	1,613	1,886	2,124	1,565
Communication and data connectivity	274	290	345	333	318
Supplies	252	207	252	278	259
Bank service charges	720	596	635	603	622
Correspondent banking expense	314	329	328	325	363
Intangibles amortization	661	661	691	690	690
Goodwill impairment	-	-	-	431	-
Payment card processing	547	594	516	785	706
Trust expense	413	357	381	395	379
Other	839	587	551	1,129	674
Total noninterest expense	$49,583	$46,539	$53,499	$53,565	$49,888

Net income before income taxes	$30,571	$26,105	$33,181	$29,830	$31,668
Federal and state income tax expense	1,552	308	2,956	2,045	2,554
Net income	$29,019	$25,797	$30,225	$27,785	$29,114

Basic EPS	$1.71	$1.53	$1.80	$1.65	$1.73
Diluted EPS	$1.71	$1.52	$1.77	$1.64	$1.72

Weighted average common shares outstanding	16,928,542	16,900,785	16,871,652	16,846,200	16,814,814
Weighted average common and common equivalent shares outstanding	17,006,282	17,013,992	17,024,481	16,982,400	16,921,854

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

6

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2025	2024
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$236,920	$234,795
Interest expense	114,852	123,933
Net interest income	122,068	110,862
Provision for credit losses	8,277	8,465
Net interest income after provision for credit losses	$113,791	$102,397

Trust fees	$7,081	$6,302
Investment advisory and management fees	2,508	2,315
Deposit service fees	4,370	4,008
Gains on sales of residential real estate loans, net	853	922
Gains on sales of government guaranteed portions of loans, net	101	36
Capital markets revenue	16,385	34,215
Earnings on bank-owned life insurance	1,522	3,832
Debit card fees	3,136	3,037
Correspondent banking fees	1,313	1,022
Loan related fee income	1,994	1,798
Fair value loss on derivatives and trading securities	(777)	(112)
Other	521	372
Total noninterest income	$39,007	$57,747

Salaries and employee benefits	$55,838	$62,939
Occupancy and equipment expense	13,292	12,891
Professional and data processing fees	11,233	9,436
FDIC insurance, other insurance and regulatory fees	3,930	3,799
Loan/lease expense	788	529
Net cost of (income from) and gains/losses on operations of other real estate	41	(2)
Advertising and marketing	3,359	3,048
Communication and data connectivity	564	719
Supplies	459	534
Bank service charges	1,316	1,190
Correspondent banking expense	643	668
Intangibles amortization	1,322	1,380
Payment card processing	1,141	1,352
Trust expense	770	804
Other	1,426	1,291
Total noninterest expense	$96,122	$100,578

Net income before income taxes	$56,676	$59,566
Federal and state income tax expense	1,860	3,726
Net income	$54,816	$55,840

Basic EPS	$3.24	$3.32
Diluted EPS	$3.22	$3.30

Weighted average common shares outstanding	16,914,663	16,799,081
Weighted average common and common equivalent shares outstanding	17,010,136	16,916,264

7

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,934,698	16,920,363	16,882,045	16,861,108	16,824,985
Book value per common share (1)	$62.04	$60.44	$59.08	$57.92	$55.65
Tangible book value per common share (Non-GAAP) (2)	$53.28	$51.64	$50.21	$49.00	$46.65
Closing stock price	$67.90	$71.32	$80.64	$74.03	$60.00
Market capitalization	$1,149,866	$1,206,760	$1,361,368	$1,248,228	$1,009,499
Market price / book value	109.45%	117.99%	136.49%	127.81%	107.82%
Market price / tangible book value	127.45%	138.11%	160.59%	151.07%	128.62%
Earnings per common share (basic) LTM (3)	$6.69	$6.71	$6.77	$6.93	$6.78
Price earnings ratio LTM (3)	10.15 x	10.63 x	11.91 x	10.68 x	8.85 x
TCE / TA (Non-GAAP) (4)	9.92%	9.70%	9.55%	9.24%	9.00%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$1,022,747	$997,387	$976,620	$936,319	$907,342
Net income	29,019	25,797	30,225	27,785	29,114
Other comprehensive income (loss), net of tax	(1,671)	404	(9,628)	12,057	(368)
Common stock cash dividends declared	(1,016)	(1,015)	(1,013)	(1,012)	(1,008)
Other (5)	1,475	174	1,183	1,471	1,239
Ending balance	$1,050,554	$1,022,747	$997,387	$976,620	$936,319

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.26%	14.18%	14.10%	13.87%	14.21%
Tier 1 risk-based capital ratio	10.96%	10.81%	10.57%	10.33%	10.49%
Tier 1 leverage capital ratio	11.22%	11.06%	10.73%	10.50%	10.40%
Common equity tier 1 ratio	10.43%	10.27%	10.03%	9.79%	9.92%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.27%	1.14%	1.34%	1.24%	1.33%	1.21%	1.30%
Return on average total equity (annualized)	11.15%	10.14%	12.15%	11.55%	12.63%	10.65%	12.32%
Net interest margin	2.97%	2.95%	2.95%	2.90%	2.82%	2.95%	2.82%
Net interest margin (TEY) (Non-GAAP)(7)	3.46%	3.42%	3.43%	3.37%	3.27%	3.45%	3.26%
Efficiency ratio (Non-GAAP) (8)	58.89%	60.54%	58.26%	61.65%	57.31%	59.68%	59.65%
Gross loans/leases held for investment / total assets	74.91%	74.53%	75.14%	73.30%	74.48%	74.91%	74.48%
Gross loans/leases held for investment / total deposits	94.61%	92.96%	96.05%	95.38%	97.69%	94.61%	97.69%
Effective tax rate	5.08%	1.18%	8.91%	6.86%	8.06%	3.28%	6.26%
Full-time equivalent employees (9)	1001	972	980	976	988	1001	988

AVERAGE BALANCES
Assets	$9,155,473	$9,015,439	$9,050,280	$8,968,653	$8,776,002	$9,085,843	$8,663,429
Loans/leases	6,881,731	6,790,312	6,839,153	6,840,527	6,779,075	6,836,274	6,688,844
Deposits	7,218,540	7,146,286	7,109,567	6,858,196	6,687,188	7,182,612	6,641,324
Total stockholders' equity	1,041,428	1,017,487	995,012	962,302	921,986	1,029,524	912,679

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2025 includes 21 summer interns.

8

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
ANALYSIS OF NET INTEREST INCOME AND MARGIN
Fed funds sold	$14,285	$159	4.40%	$9,009	$99	4.40%	$13,065	$183	5.54%
Interest-bearing deposits at financial institutions	151,898	1,634	4.31%	166,897	1,804	4.38%	80,998	1,139	5.66%
Investment securities - taxable	401,657	4,805	4.79%	400,779	4,588	4.59%	377,747	4,286	4.53%
Investment securities - nontaxable (1)	893,753	12,872	5.76%	843,476	11,722	5.57%	704,761	9,462	5.37%
Restricted investment securities	34,037	622	7.23%	30,562	534	6.99%	43,398	869	7.92%
Loans (1)	6,881,731	110,245	6.43%	6,790,312	107,439	6.42%	6,779,075	112,719	6.69%
Total earning assets (1)	$8,377,361	$130,337	6.24%	$8,241,035	$126,186	6.20%	$7,999,044	$128,658	6.46%

Interest-bearing deposits	$5,080,367	$38,604	3.05%	$5,005,853	$37,698	3.05%	$4,649,625	$40,924	3.54%
Time deposits	1,193,035	12,409	4.17%	1,204,593	12,690	4.27%	1,091,870	12,128	4.47%
Short-term borrowings	1,420	15	4.23%	1,839	18	3.97%	1,622	21	5.18%
Federal Home Loan Bank advances	250,603	2,853	4.50%	177,883	1,996	4.49%	464,231	6,238	5.32%
Subordinated debentures	233,631	3,599	6.16%	233,525	3,601	6.17%	233,207	3,582	6.14%
Junior subordinated debentures	48,904	685	5.54%	48,871	684	5.60%	48,774	688	5.58%
Total interest-bearing liabilities	$6,807,960	$58,165	3.42%	$6,672,564	$56,687	3.44%	$6,489,329	$63,581	3.93%

Net interest income (1)		$72,172			$69,499			$65,077
Net interest margin (2)			2.97%			2.95%			2.82%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.46%			3.42%			3.27%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.45%			3.41%			3.26%
Cost of funds (4)			3.01%			3.02%			3.43%

	For the Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$11,662	$258	4.40%	$16,510	$452	5.41%
Interest-bearing deposits at financial institutions	159,356	3,438	4.35%	86,277	2,339	5.45%
Investment securities - taxable	401,220	9,393	4.69%	375,644	8,546	4.54%
Investment securities - nontaxable (1)	868,754	24,594	5.67%	695,365	18,813	5.41%
Restricted investment securities	32,309	1,156	7.12%	40,742	1,543	7.49%
Loans (1)	6,836,274	217,684	6.42%	6,688,844	220,392	6.63%
Total earning assets (1)	$8,309,575	$256,523	6.22%	$7,903,382	$252,085	6.41%

Interest-bearing deposits	$5,041,914	$76,302	3.05%	$4,589,479	$80,027	3.51%
Time deposits	1,198,782	25,098	4.22%	1,099,746	24,473	4.48%
Short-term borrowings	1,629	33	4.05%	1,688	44	5.19%
Federal Home Loan Bank advances	214,444	4,849	4.50%	409,725	10,977	5.30%
Subordinated debentures	233,579	7,201	6.17%	233,154	7,062	6.06%
Junior subordinated debentures	48,888	1,369	5.57%	48,758	1,381	5.60%
Total interest-bearing liabilities	$6,739,236	$114,852	3.43%	$6,382,550	$123,964	3.90%

Net interest income (1)		$141,671			$128,121
Net interest margin (2)			2.95%			2.82%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.45%			3.26%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.44%			3.24%
Cost of funds (4)			3.01%			3.39%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4)	Cost of funds includes the effect of noninterest-bearing deposits.

9

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$90,354	$89,841	$86,321	$87,706	$84,470
Change in ACL for transfer of loans to LHFS	-	-	93	(1,812)	498
Credit loss expense	4,667	4,743	6,832	3,828	4,343
Loans/leases charged off	(6,490)	(4,944)	(4,787)	(3,871)	(1,751)
Recoveries on loans/leases previously charged off	201	714	1,382	470	146
Ending balance	$88,732	$90,354	$89,841	$86,321	$87,706

NONPERFORMING ASSETS
Nonaccrual loans/leases	$42,482	$47,259	$40,080	$33,480	$33,546
Accruing loans/leases past due 90 days or more	7	356	4,270	1,298	87
Total nonperforming loans/leases	42,489	47,615	44,350	34,778	33,633
Other real estate owned	62	402	661	369	369
Other repossessed assets	113	122	543	542	512
Total nonperforming assets	$42,664	$48,139	$45,554	$35,689	$34,514

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.46%	0.53%	0.50%	0.39%	0.39%
ACL for loans and leases / total loans/leases held for investment	1.28%	1.32%	1.32%	1.30%	1.33%
ACL for loans and leases / nonperforming loans/leases	208.84%	189.76%	202.57%	248.21%	260.77%
Net charge-offs as a % of average loans/leases	0.09%	0.06%	0.05%	0.05%	0.02%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$68,621	$55,327	$73,636	$80,121	$85,096
Substandard (2)	81,040	85,033	84,930	70,022	80,345
Doubtful (2)	-	-	-	-	-
Total Criticized loans (3)	$149,661	$140,360	$158,566	$150,143	$165,441

Classified loans as a % of total loans/leases (2)	1.17%	1.25%	1.25%	1.03%	1.17%
Total Criticized loans as a % of total loans/leases (3)	2.16%	2.06%	2.34%	2.20%	2.41%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(2)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.
(3)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11 , regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

10

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2025	2025	2024	2025	2024
	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,662,450	$2,777,634	$2,559,049
m2 Equipment Finance, LLC	242,722	276,096	359,012
Cedar Rapids Bank and Trust	2,664,293	2,617,143	2,428,267
Community State Bank	1,605,966	1,583,646	1,531,109
Guaranty Bank	2,365,944	2,331,944	2,369,754

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,309,942	$2,397,047	$2,100,520
Cedar Rapids Bank and Trust	1,884,370	1,883,952	1,721,564
Community State Bank	1,272,296	1,238,307	1,188,551
Guaranty Bank	1,866,749	1,840,774	1,791,448

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,032,168	$2,041,181	$2,107,605
m2 Equipment Finance, LLC	250,019	284,983	363,897
Cedar Rapids Bank and Trust	1,852,316	1,790,065	1,736,438
Community State Bank	1,206,735	1,197,005	1,162,686
Guaranty Bank	1,833,706	1,794,915	1,847,658

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	88%	85%	100%
Cedar Rapids Bank and Trust	98%	95%	101%
Community State Bank	95%	97%	98%
Guaranty Bank	98%	98%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	76%	73%	82%
Cedar Rapids Bank and Trust	70%	68%	72%
Community State Bank	75%	76%	76%
Guaranty Bank	78%	77%	78%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.32%	1.44%	1.43%
m2 Equipment Finance, LLC	4.26%	4.37%	3.86%
Cedar Rapids Bank and Trust	1.35%	1.38%	1.38%
Community State Bank	1.09%	1.08%	1.08%
Guaranty Bank	1.29%	1.30%	1.13%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.24%	1.31%	0.88%	1.28%	0.84%
Cedar Rapids Bank and Trust	2.36%	2.14%	2.94%	2.25%	3.01%
Community State Bank	1.31%	1.07%	1.26%	1.19%	1.25%
Guaranty Bank	0.85%	0.72%	1.42%	0.79%	1.15%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.45%	3.45%	3.39%	3.45%	3.35%
Cedar Rapids Bank and Trust	3.99%	4.00%	3.75%	4.00%	3.76%
Community State Bank	3.87%	3.78%	3.72%	3.83%	3.74%
Guaranty Bank (3)	3.11%	3.05%	2.99%	3.08%	2.99%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Community State Bank	$(1)	$(1)	$(1)	$(2)	$(2)
Guaranty Bank	118	218	301	336	697
QCR Holdings, Inc. (4)	(33)	(33)	(32)	(66)	(64)

(1)	Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(3)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.86% for the quarter ended June 30, 2025, 2.91% for the quarter ended March 31, 2025 and 2.86% for the quarter ended June 30, 2024.
(4)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

11

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2025	2025	2024	2024	2024
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$1,050,554	$1,022,747	$997,387	$976,620	$936,319
Less: Intangible assets	148,333	148,995	149,657	150,347	151,468
Tangible common equity (non-GAAP)	$902,221	$873,752	$847,730	$826,273	$784,851

Total assets (GAAP)	$9,242,331	$9,152,779	$9,026,030	$9,088,565	$8,871,991
Less: Intangible assets	148,333	148,995	149,657	150,347	151,468
Tangible assets (non-GAAP)	$9,093,998	$9,003,784	$8,876,373	$8,938,218	$8,720,523

Tangible common equity to tangible assets ratio (non-GAAP)	9.92%	9.70%	9.55%	9.24%	9.00%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

12

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2025	2025	2024	2024	2024	2025	2024
	(dollars in thousands, except per share data)
ADJUSTED NET INCOME (1)
Net income (GAAP)	$29,019	$25,797	$30,225	$27,785	$29,114	$54,816	$55,840
Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	(397)	(156)	(2,594)	(542)	(145)	(553)	(288)
Total non-core income (non-GAAP)	$(397)	$(156)	$(2,594)	$(542)	$(145)	$(553)	$(288)

Expense:
Goodwill impairment	-	-	-	431	-	-	-
Restructuring expense	-	-	-	1,544	-	-	-
Total non-core expense (non-GAAP)	$-	$-	$-	$1,975	$-	$-	$-

Adjusted net income (non-GAAP) (1)	$29,416	$25,953	$32,819	$30,302	$29,259	$55,369	$56,128

ADJUSTED EARNINGS PER COMMON SHARE (1)
Adjusted net income (non-GAAP) (from above)	$29,416	$25,953	$32,819	$30,302	$29,259	$55,369	$56,128
Weighted average common shares outstanding	16,928,542	16,900,785	16,871,652	16,846,200	16,814,814	16,914,663	16,799,081
Weighted average common and common equivalent shares outstanding	17,006,282	17,013,992	17,024,481	16,982,400	16,921,854	17,010,136	16,916,264

Adjusted earnings per common share (non-GAAP):
Basic	$1.74	$1.54	$1.95	$1.80	$1.74	$3.27	$3.34
Diluted	$1.73	$1.53	$1.93	$1.78	$1.73	$3.26	$3.32

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)
Adjusted net income (non-GAAP) (from above)	$29,416	$25,953	$32,819	$30,302	$29,259	$55,369	$56,128
Average Assets	$9,155,473	$9,015,439	$9,050,280	$8,968,653	$8,776,002	$9,085,843	$8,663,429

Adjusted return on average assets (annualized) (non-GAAP)	1.29%	1.15%	1.45%	1.35%	1.33%	1.22%	1.30%
Adjusted return on average equity (annualized) (non-GAAP)	11.30%	10.20%	13.19%	12.60%	12.69%	10.76%	12.30%

NET INTEREST MARGIN (TEY) (3)
Net interest income (GAAP)	$62,082	$59,986	$61,204	$59,722	$56,163	$122,068	$110,862
Plus: Tax equivalent adjustment (4)	10,090	9,513	9,698	9,544	8,914	19,603	17,259
Net interest income - tax equivalent (non-GAAP)	$72,172	$69,499	$70,902	$69,266	$65,077	$141,671	$128,121
Less: Acquisition accounting net accretion	84	184	471	463	268	268	631
Adjusted net interest income	$72,088	$69,315	$70,431	$68,803	$64,809	$141,403	$127,490
Average earning assets	$8,377,361	$8,241,035	$8,241,190	$8,183,196	$7,999,044	$8,309,575	$7,903,382

Net interest margin (GAAP)	2.97%	2.95%	2.95%	2.90%	2.82%	2.97%	2.82%
Net interest margin (TEY) (non-GAAP)	3.46%	3.42%	3.43%	3.37%	3.27%	3.45%	3.26%
Adjusted net interest margin (TEY) (non-GAAP)	3.45%	3.41%	3.40%	3.34%	3.26%	3.44%	3.24%

EFFICIENCY RATIO (5)
Noninterest expense (GAAP)	$49,583	$46,539	$53,499	$53,565	$49,888	$96,122	$100,578
Net interest income (GAAP)	$62,082	$59,986	$61,204	$59,722	$56,163	$122,068	$110,862
Noninterest income (GAAP)	22,115	16,892	30,625	27,157	30,889	39,007	57,747
Total income	$84,197	$76,878	$91,829	$86,879	$87,052	$161,075	$168,609

Efficiency ratio (noninterest expense/total income) (non-GAAP)	58.89%	60.54%	58.26%	61.65%	57.31%	59.68%	59.65%
Adjusted efficiency ratio (core noninterest expense/core total income) (non-GAAP)	58.54%	60.38%	56.25%	58.45%	57.19%	59.42%	59.52%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

13